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Exhibit 99.1

Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
By
Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated—November 15, 2002

        In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, I, Steven M. Besbeck, Chief Executive Officer of Creative Computer Applications, Inc. a California Corporation ("Company"), hereby certify that the Company's annual report on Form 10-KSB for the period ended August 31 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and the information contained in the annual report on Form 10KSB for the period ended August 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Company.

        IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ STEVEN M. BESBECK Steven M. Besbeck President, Chief Executive Officer, and Chief Financial Officer

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Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 By Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings Dated—November 15, 2002